UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    April 29, 2014

Humana Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5975                                          61-0647538

(Commission File Number)                      (IRS Employer Identification No.)

500 West Main Street, Louisville, KY                          40202

(Address of Principal Executive Offices)                         (Zip Code)

502-580-1000

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders

    The regular annual meeting of the stockholders of Humana Inc. was held in Tampa, Florida on April 29, 2014, for the purpose of voting on the proposals described below.  Proxies for the meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934 and there was no solicitation in opposition to management’s nominees for directors.  All nominees for director listed below were elected.  The term of office for each director will be until the next annual meeting or until their successors shall be elected and qualified.

    The final results of the election of directors were as follows:

Name	For	Against	Abstained	Broker Non-Votes
Kurt J. Hilzinger	128,936,779	189,616	599,566	6,896,804
Bruce D. Broussard	128,712,507	802,245	211,211	6,896,804
Frank A. D’Amelio	128,265,339	844,035	616,589	6,896,804
W. Roy Dunbar	128,790,558	677,633	257,771	6,896,804
David A. Jones, Jr.	126,756,129	2,749,303	220,530	6,896,804
William J. McDonald	128,951,198	515,967	258,800	6,896,804
William E. Mitchell	128,395,667	713,477	616,819	6,896,804
David B. Nash, M.D.	128,383,852	777,073	565,040	6,896,804
James J. O’Brien	127,359,143	1,754,308	612,513	6,896,804
Marissa T. Peterson	128,815,587	669,287	241,091	6,896,804

    In addition, the stockholders voted on the following proposals and cast their votes as described below:

Proposal	For	Against	Abstained	Broker Non-Votes
The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014	134,645,056	1,210,674	867,186	0

Board proposal regarding advisory approval of the company’s executive compensation	121,311,933	7,925,545	488,270	6,896,804
Stockholder proposal regarding disclosure of political contributions and expenditures	23,635,291	83,708,886	22,381,780	6,896,804

SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC. BY: /s/ Steven E. McCulley Steven E. McCulley Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Dated:    April 30, 2014